EXHIBIT 10.2

FIFTH AMENDMENT

OF

APOGEE ENTERPRISES, INC.

DEFERRED INCENTIVE COMPENSATION PLAN

(2005 Restatement)

The “APOGEE ENTERPRISES, INC. DEFERRED INCENTIVE COMPENSATION PLAN” as adopted by APOGEE ENTERPRISES, INC., a Minnesota corporation, and first effective February 27, 1986, and as amended and restated in a document entitled “Apogee Enterprises, Inc. Deferred Incentive Compensation Plan (2005 Restatement)” effective January 1, 2005 and as amended by prior amendments is hereby further amended by the Board of Directors on June 22, 2023 (the “Adoption Date”) in the following respect:

1. MODIFICATIONS TO PAYMENT SCHEDULES. Effective as of the Adoption Date, Section 4 of the Plan Statement is amended by adding a new Section 4.9 to read in full as follows:

4.9 Participant’s Right to Modify. A Participant may modify the form of payment elected under Section 4.2 with respect to a Deferred Compensation Account (consistent with any form permitted under Section 4.2), provided such modification complies with the requirements of this Section 4.9.

(a)

Time of Election. The date on which a modification election is submitted to the Committee must be at least 12 months prior to the date on which payment is scheduled to commence under the election in effect prior to the modification.

(b)

Date of Payment Under Modified Election. Except with respect to a modification that relates to the payment on account of the death of the Participant, the date payments are to commence under the modified election must be no earlier than five years after the date payment would have commenced under the original election. Under no circumstances may a modification election result in an acceleration of payments in violation of Section 409A of the Code.

(c)	Effective Date. A modification election submitted in accordance with this Section 4.9 is irrevocable upon receipt by the Committee and becomes effective 12 months after such date.

2. SAVINGS CLAUSE. Save and except as herein expressly amended, the Plan Statement shall continue in full force and effect.

Dated: 06-26-2023		APOGEE ENTERPRISES, INC.

	By:	/s/ Ty R. Silberhorn
	Its:	Chief Executive Officer and President

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